[FORM OF]
                                    ---------


                             SUBSCRIPTION AGREEMENT

                        RICKS CABARET INTERNATIONAL, INC.



Ricks Cabaret International, Inc.
10959 Cutten Road
Houston, Texas 77066


     The undersigned, ________________________ (the "Subscriber") understands that Ricks Cabaret International, Inc., a Texas Corporation (the "Company") is offering for sale to the undersigned ______________ shares of Common Stock (Common Stock) at a purchase price of $2.00 per share, for a total aggregate purchase price of $_____________. The Subscriber acknowledges and understands that the offering of the Common Stock (the "Offering") is being made without registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or any securities "blue sky" or other similar laws of any state ("State Securities Laws").

1. SUBSCRIPTION. Subject to the terms and conditions hereof, the Subscriber hereby subscribes for and agrees to purchase ______________ shares of Common Stock for the aggregate purchase price of $_____________ upon acceptance of this Subscription Agreement.

2. PAYMENT FOR THE COMMON STOCK. The undersigned encloses herewith $____________ required to purchase the Common Stock subscribed for hereunder. If this subscription is not accepted by the Company for any reason, all documents will be returned to the Subscriber.

3. REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER. The Subscriber hereby represents and warrants to and covenants with the Company, as well as each officer, director and agent of the Company as follows:

          (a)  General
               -------

               (i) The Subscriber has all requisite authority to enter into this Subscription Agreement and to perform all the obligations required to be performed by the Subscriber hereunder.

               (ii) The Subscriber is the sole party in interest and is not acquiring the Common Stock as an agent or otherwise for any other person. The Subscriber is a resident of the state set forth opposite its name on the signature page hereto and (a) if a corporation, partnership, trust or other form of business organization, it has its principal office within such state; (b) if an individual, he or she has his or her principal residence in such state; and (c) if a corporation, partnership, trust or other form of business organization which was organized for the specific purpose or acquiring the Common Stock, all of the beneficial owners are residents of such state.


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               (iii)  The  Subscriber  recognizes that the total amount of funds tendered to purchase the Common Stock is placed at the risk of the business and may be completely lost. The purchase of the Common Stock of the Company as an investment involves extreme risk.

               (iv) The Subscriber realizes that the Common Stock cannot readily be sold as the shares of Common Stock are restricted securities, that it may not be possible to sell or dispose of the Common Stock and therefore the Common Stock must not be purchased unless the Subscriber has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and the Subscriber can provide for current needs and personal contingencies.

               (v) The Subscriber confirms and represents that he is able (a) to bear the economic risk of his investment, (b) to hold the securities for an indefinite period of time, and (c) to afford a complete loss of his investment. The Subscriber also represents that he has (x) adequate means of providing for his current needs and personal contingencies, and (y) has no need for liquidity in this particular investment.

               (vi) The Subscriber has not become aware of the offering of Common Stock of the Company by any form of general solicitation or advertising, including, but not limited to advertisements, articles, notices or other communications published in any newspaper, magazine or other similar media or broadcast over television or radio or any seminar or meeting where those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.

          (b)  Information Concerning the Company.
               ----------------------------------

               (i) The Subscriber acknowledges that he has received all current information about the Company including the Company's (A) Form 10-KSB for the fiscal year ended September 30, 2004, as amended, (B) Form 10-QSB for the Company's quarters ended December 31, 2004 and March 31, 2005; and (C) Forms 8-K of the Company filed January 24, 2005 and June 15, 2005 ("Filed Documents").

               (ii) The Subscriber or his representative is familiar with the business and financial condition, properties, operations and prospects of the Company, and, at a reasonable time prior to the execution of this Subscription Agreement, that he and his representative have been afforded the opportunity to ask questions of and receive satisfactory answers from the Company's officers and directors, or other persons acting on the Company's behalf, concerning the business and financial condition, properties, operations and prospects of the Company and concerning the terms and conditions of the offering of the Common Stock and has asked such questions as he or his representative desires to ask and all such questions have been answered to the full satisfaction of the Subscriber.

               (iii) The Subscriber has been furnished, has carefully read, and has relied solely (except for information obtained pursuant to (iv) below, on the information contained in the Filed Documents, and Subscriber has not received any other offering literature or prospectus, and no verbal or written representations or warranties have


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          been  made  to  Subscriber by the Company, or its employees or agents, other than the representations of the Company set forth herein and in the Filed Documents.

               (iv) The Subscriber has had an unrestricted opportunity to: (i) obtain additional information concerning the offering of Common Stocks (the "Offering"), the Common Stock, the Company and any other matters relating directly or indirectly to Subscriber's purchase of the Common Stock; and (ii) ask questions of, and receive answers from the Company concerning the terms and conditions of the Offering and to obtain such additional information as may have been necessary to verify the accuracy of the information contained in the Filed Documents.

               (v) The Subscriber understands that, unless the Subscriber notifies the Company in writing to the contrary, all the representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed, taking into account all information received by the Subscriber.

               (vi) The Subscriber understands that the purchase of the Common Stock involves various risks, including, but not limited to, those outlined in this Subscription Agreement.

               (vii) The Subscriber acknowledges that no representations or warranties have been made to the Subscriber by the Company as to the tax consequences of this investment, or as to profits, losses or cash flow which may be received or sustained as a result of this investment.

               (viii) All documents, records and books pertaining to a proposed investment in the Common Stock which the Subscriber or his representative has requested have been made available to the Subscriber.

               (ix) The Subscriber or his representative has been provided access to all information requested in evaluating his purchase of the Common Stock.

     (c)  Status of the Subscriber
          ------------------------

               (i) The Subscriber represents that the Subscriber is an Accredited Investor as that term is defined in the Act as that term is defined in the Act (check each category of "Accredited Investor" below which is applicable to the Subscriber):

               ( ) (A) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; or

               ( ) (B) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

               (ii) If not an Accredited Investor, the Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the


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          merits  and  risks  of this investment. The Subscriber is able to bear the economic risk of this investment. The Subscriber has had the opportunity to consult with the Subscriber's own attorney, accountant and/or purchaser representative regarding this Subscriber's investment in the Common Stock and their suitability for purchase by the Subscriber, and to the extent necessary, the Subscriber has retained, at Subscriber's own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits, risks and consequences of this Subscription Agreement and of purchasing and owning the Common Stock.

               (iii) The Subscriber agrees to furnish any additional information requested to assure compliance with applicable Federal and State Securities Laws in connection with the purchase and sale of the Common Stock.

     (d)  Restrictions on Transfer or Sale of the Common Stock
          ----------------------------------------------------

          (i) The Subscriber is acquiring the Common Stock subscribed solely for the Subscriber's own beneficial account, for investment purposes, and not with view to, or for resale in connection with, any distribution of the Common Stock. The Subscriber understands that the offer and the sale of the Common Stock has not been registered under the Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Subscriber and of the other representations made by the Subscriber in this Subscription Agreement. The Subscriber understands that the Company is relying upon the representations, covenants and agreements contained in this Subscription Agreement (and any supplemental information) for the purposes of determining whether this transaction meets the requirements for such exemptions.

          (ii) The Subscriber understands that the shares of Common Stock are "restricted securities" under applicable federal securities laws and that the Act and the rules of the Securities and Exchange Commission (the "Commission") provide in substance that the Subscriber may dispose of the Common Stock only pursuant to an effective registration statement under the Act or an exemption therefrom. While the Company has agreed to grant "piggy-back" registration rights to the Holder hereof, the Subscriber acknowledges that the Company may not file a Registration Statement with the Commission and that if filed, no representation is made as to when such Registration Statement would be declared effective by the Commission. The certificates evidencing the shares of Common stock offered hereby will bear a legend which clearly sets forth this restriction. The Subscriber understands that the Subscriber may not at any time demand the purchase by the Company of the Subscriber's Common Stock.

          (iii) The Subscriber agrees: (A) that the Subscriber will not sell, assign, pledge, give, transfer or otherwise dispose of the Common Stock or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Common Stock under the Act and all applicable State Securities Laws or in a transaction which is exempt from the registration provisions of the Act and all applicable State Securities Laws; (B) that the Company and any transfer agent for the Common Stock shall not be required to give effect to any purported transfer of any of


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          the  Common  Stock  except  upon  compliance  with  the  foregoing restrictions; and (C) that a restrictive legend will be placed on the certificates representing the Common Stock.

          (iv) The Subscriber has not offered or sold any portion of the subscribed for Common Stock and has no present intention of dividing such Common Stock with others or of reselling or otherwise disposing of any portion of such Common Stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

4. SURVIVAL AND INDEMNIFICATION. All representations, warranties and covenants contained in this Agreement and the indemnification contained in this Paragraph 4 shall survive (i) the acceptance of the Subscription Agreement by the Company and (ii) the death or disability of the Subscriber. The Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Paragraph 3 hereof and that the Company has relied upon such representations, warranties and covenants in determining the Subscriber's qualification and suitability to purchase the Common Stock. The Subscriber hereby agrees to indemnify, defend and hold harmless the Company, and its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and disbursements), judgment or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation herein or the breach of any warranty or covenant herein. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by the Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities or State Securities laws.

5. NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:

     (a)  if to the Company, to it at the following address:

                         RICKS CABARET INTERNATIONAL, INC.
                         10959 Cutten Road
                         Houston, Texas 77066
                         Attn: Eric Langan
                         Telephone No. (281) 397 6730
                         Facsimile No: (281) 397 6765

     (b) if to the Subscriber, at the address set forth on the last page hereof or directly to the Subscriber at the address set forth on the signature page hereto, or at such other address as either party shall have specified by notice in writing to the other.

     All notice and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two days after being deposited in the mail, postage prepaid, if mailed; and the next day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.


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     If  a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

6. ASSIGNABILITY. This Subscription Agreement is not assignable by the Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by each of the parties hereto.

7. BINDING EFFECT. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

8. ENTIRE AGREEMENT. This Subscription Agreement constitutes the entire agreement of the Subscriber and the Company relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written.

9. GOVERNING LAW. This Subscription Agreement shall be governed and controlled as to the validity, enforcement, interpretations, construction and effect and in all other aspects by the substantive laws of the State of Texas. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Harris County, Texas.

10. SEVERABILITY. If any provision of this Subscription Agreement or the application thereof to any Subscriber or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Subscription Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

11. HEADINGS. The headings in this Subscription Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Subscription Agreement or any provision hereof.

12. AMOUNT OF COMMON STOCK SUBSCRIBED FOR. The Subscriber hereby subscribes to purchase _____________ shares of Common Stock of the Company at $2.00 per share for a total consideration of $___________.

13. COUNTERPARTS AND FACSIMILES. This Subscription Agreement may be executed in multiple counterparts and in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute and be deemed to be one and the same instrument and each of which shall be considered and deemed an original for all purposes. This Agreement shall be effective with the facsimile signature of any of the parties set forth


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     below  and the facsimile signature shall be deemed as an original signature for all purposes and the Agreement shall be deemed as an original for all purposes.


     IN WITNESS WHEREOF, the undersigned Subscriber has executed this Subscription Agreement this ____ day of _____________, 2005.



                                       -----------------------------------------
                                       Signature of Investor


                                       -----------------------------------------
                                       Name (Please type or print)



                                      Signature of Spouse or Co-Owner if funds are to be invested as joint tenants by the entirety or community property.


                                       -----------------------------------------
                                       Name (Please type or print)


                                       -----------------------------------------
                                            Street Address


                                       -----------------------------------------
                                       City               State          Zip

================================================================================


     ACCEPTED by the Company this the ____ day of _______________, 2005.

RICKS  CABARET  INTERNATIONAL,  INC.


By: /s/Eric Langan
   -----------------------------
   Eric Langan, President


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